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                                                                    Exhibit 99.1

                         CC MASTER CREDIT CARD TRUST II
                       Excess Spread Analysis - June 2002

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Series                                          1995-A            1995-C           1996-C           1998-A
Deal Size                                      $400 MM           $400 MM         $271.50 MM        $600 MM
Expected Maturity                              08/15/02          02/18/03         02/16/04         09/15/03
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
Yield                                          10.79%            19.21%           19.21%           19.21%
Less:     Coupon                                0.18%            2.11%             2.08%            2.11%
          Servicing Fee                         0.12%            1.50%             1.50%            1.50%
          Net Credit Losses                     4.17%            7.72%             7.72%            7.72%
Excess Spread:
          June-02                               6.32%            7.88%             7.91%            7.87%
          May-02                                9.73%            8.56%             8.59%            8.56%
          April-02                              7.50%            7.49%             7.52%            7.49%
Three month Average Excess Spread               7.85%            7.98%             8.00%            7.97%

Delinquency:
          30 to 59 days                         2.11%            2.11%             2.11%            2.11%
          60 to 89 days                         1.54%            1.54%             1.54%            1.54%
          90 + days                             2.90%            2.90%             2.90%            2.90%
          Total                                 6.55%            6.55%             6.55%            6.55%

Payment Rate                                   11.63%            11.63%           11.63%           11.63%
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